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FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COLONIAL PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Alabama	59-7007599
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama	35202
(Address of Principal Executive Offices)	(Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: 333-38613 and 333-104294

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares, each representing 1/10 of a share of 8 1/8% Series D Cumulative Redeemable Preferred Shares, Par Value $.01 Per Share	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant's Securities to be Registered.

        The information required by this Item 1 is set forth under the caption "Description of Series D Preferred Shares and Depositary Shares" in the Registrant's prospectus supplement dated April 3, 2003 and under the captions "Description of Preferred Shares of Beneficial Interest" and "Description of Depositary Shares" in the Registrant's prospectus dated June 12, 2001, each as filed with the Commission on April 7, 2003 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration Nos. 333-38613 and 333-104294), covering the offer and sale of shares of the class of the securities to be registered hereby, which descriptions are incorporated herein by reference.

Item 2.    Exhibits

        The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLONIAL PROPERTIES TRUST
Date: April 25, 2003	By:	/s/ HOWARD B. NELSON, JR. Name: Howard B. Nelson, Jr. Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles Supplementary of 8 1/8% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest of Colonial Properties Trust (incorporated herein by reference to Exhibit 3.1 to Colonial Properties Trust's Current Report on Form 8-K dated April 3, 2003 and filed with the SEC on April 29, 2003).
4.1
Form of Deposit Agreement by and among Colonial Properties Trust and EquiServe Trust Company, N.A. and EquiServe, Inc. (incorporated herein by reference to Exhibit 4.1 to Colonial Properties Trust's Current Report on Form 8-K dated April 3, 2003 and filed with the SEC on April 29, 2003).
4.2
Form of depositary receipt evidencing depositary shares, each depositary share representing 1/10 of a share of 8 1/8% Series D Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.2 to Colonial Properties Trust's Current Report on Form 8-K dated April 3, 2003 and filed with the SEC on April 29, 2003).
4.3
Form of certificate evidencing 8 1/8% Series D Cumulative Redeemable Preferred Shares, Par Value $.01 Per Share (Liquidation Preference $250.00 Per Share) (incorporated herein by reference to Exhibit 4.3 to Colonial Properties Trust's Current Report on Form 8-K dated April 3, 2003 and filed with the SEC on April 29, 2003).

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX